
                                                                    EXHIBIT 10.6

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                             SIMPLEX SOLUTIONS, INC.

                       SERIES E PREFERRED STOCK AGREEMENT

                                 APRIL 6, 1998


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                                TABLE OF CONTENTS

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 1. PURCHASE AND SALE OF PREFERRED STOCK .................................................1

      1.1 Sale and Issuance of Series E Preferred Stock ..................................1
      1.2 Closing.........................................................................1

 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ........................................2

      2.1 Organization, Good Standing and Qualification ..................................2
      2.2 Capitalization .................................................................2
      2.3 Subsidiaries ...................................................................3
      2.4 Authorization ..................................................................3
      2.5 Valid Issuance of Securities ...................................................4
      2.6 Governmental Consents ..........................................................4
      2.7 Litigation......................................................................4
      2.8 Patents and Trademarks .........................................................5
      2.9 Compliance with Other Instruments ..............................................5
      2.10 Agreements; Action ............................................................5
      2.11 Disclosure ....................................................................6
      2.12 Rights of Registration and First Offer ........................................6
      2.13 Corporate Documents ...........................................................6
      2.14 Title to Property and Assets ..................................................6
      2.15 Financial Statements ..........................................................7
      2.16 Changes........................................................................7
      2.17 Employee Benefit Plans ........................................................8
      2.18 Tax Returns and Payments ......................................................8
      2.19 Insurance .....................................................................8
      2.20 Labor Agreements and Actions ..................................................9
      2.21 Proprietary Information and Inventions Agreements .............................9
      2.22 Permits .......................................................................9
      2.23 Tax Elections ................................................................10
      2.24 Environmental Matters ........................................................10
      2.25 Interested Party Transactions ................................................10

 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS ....................................10

      3.1 Authorization .................................................................11
      3.2 Purchase Entirely for Own Account .............................................11
      3.3 Disclosure of Information .....................................................11
      3.4 Restricted Securities .........................................................11
      3.5 No Public Market ..............................................................12
      3.6 Legends .......................................................................12
      3.7 Accredited Investor ...........................................................12
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                               TABLE OF CONTENTS
                                   (continued)

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      3.8 Brokers or Finders ............................................................12
      3.9 Foreign Investors .............................................................12

 4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT EACH CLOSING ...........................13

      4.1 First Closing .................................................................13

 5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING .............................15

      5.1 Representations and Warranties ................................................15
      5.2 Qualifications ................................................................15
      5.3 Covenants......................................................................15
      5.4 Minimum Purchase ..............................................................15
      5.5 Minimum Purchase at Second Closing ............................................15
      5.6 Minimum Purchase at Third Closing .............................................15

 6. SPECIAL COVENANTS ...................................................................15

      6.1 Issuances of Additional Stock .................................................15
      6.2 Notice of Certain Corporate Transactions ......................................16

 6.3 RIGHT OF FIRST OFFER ON FIRST PUBLIC OFFERING ......................................17

      6.4 Termination of Covenants ......................................................17

 7. MISCELLANEOUS........................................................................18

      7.1 Survival of Warranties ........................................................18
      7.2 Transfer; Successors and Assigns ..............................................18
      7.3 Governing Law .................................................................18
      7.4 Counterparts ..................................................................18
      7.5 Titles and Subtitles ..........................................................18
      7.6 Notices .......................................................................18
      7.7 Finder's Fee ..................................................................19
      7.8 Attorney's Fees ...............................................................19
      7.9 Amendments and Waivers ........................................................19
      7.10 Severability .................................................................19
      7.11 Delays or Omissions ..........................................................19
      7.12 Entire Agreement .............................................................20
      7.13 Corporate Securities Law .....................................................20
      7.14 Waiver of Right of First Offer ...............................................20
      7.15 Waiver of Conflicts ..........................................................20
      7.16 Expenses .....................................................................21
      7.17 Aggregation of Stock .........................................................21



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
                                TABLE OF CONTENTS
                                   (continued)


Exhibits
       Exhibit A - Schedule of Purchasers
       Exhibit B - Form of Amended and Restated Certificate of Incorporation Exhibit C - Form of Addendum Agreement
       Exhibit D - Schedule of Exceptions
       Exhibit E - Form of Fourth Amended and Restated Rights Agreement Exhibit F - Form of Legal Opinion of Venture Law Group
       Exhibit G - Form of Series E Preferred Stock Warrant

                             SIMPLEX SOLUTIONS, INC.

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT

       THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of April 6, 1998 by and among Simplex Solutions, Inc., a Delaware corporation (the "COMPANY") and the investors listed on Exhibit A attached hereto including Intel Corporation (the "CORPORATE INVESTOR"), (each, including the Corporate Investor, a "PURCHASER" and together the "PURCHASERS").

       THE PARTIES HEREBY AGREE AS FOLLOWS:

       1. Purchase and Sale of Preferred Stock.

              1.1 Sale and Issuance of Series E Preferred Stock.

                    (a) On or before the First Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms of this Agreement, of up to 3,253,336 shares of the Company's Series E Preferred Stock, and will adopt and file with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "RESTATED CERTIFICATE").

                    (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series E Preferred Stock set forth opposite each such Purchaser's name on Exhibit A attached hereto at a purchase price of $3.75 per share (the "STOCK").

              1.2 Closing.

                    (a) The initial purchase and sale of the Stock shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 1:00 p.m., on April 6, 1998, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "FIRST CLOSING"). The second and third purchase and sale of the Stock shall take place at the same place as the First Closing and on the date that is thirty (30) and sixty (60) days after the date of the First Closing, respectively (the "SECOND CLOSING" and the "THIRD CLOSING", respectively) (The First, Second and Third Closings are each referred to herein as the "CLOSING"). At each Closing, the Company shall deliver to each of the Purchasers certificates representing the Series E Preferred Stock which such Purchasers are purchasing against payment of the purchase price therefor by check or wire transfer payable to the Company.

                    (b) If the full number of authorized shares of Series E Preferred Stock are not sold at the First Closing, excluding shares to be sold in the Second and Third Closings, the Company shall have the right, at any time on or prior to the date thirty (30) days following the First Closing, to sell the remaining authorized shares of Series E Preferred Stock to one or more additional investors approved by the Company's Board of Directors; provided, however, that any such additional investor shall be required to execute an Addendum Agreement substantially in the form attached hereto as Exhibit C. Any additional investors so acquiring shares of Series E Preferred Stock shall be considered a "Purchaser" for purposes of this Agreement, and any securities so acquired by such additional investors shall be considered "Stock" for purposes of this Agreement and all other agreements contemplated hereby.

       2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit D, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

              2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

              2.2 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the First Closing, solely of:

                    (i) Preferred Stock. 14,000,000 shares of Preferred Stock, of which (a) 4,278,854 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, (b) 1,625,924 shares have been designated Series B Preferred Stock, 1,600,284 shares of which are issued and outstanding,
(c) 1,200,000 shares of which have been designated Series C Preferred Stock, 1,180,000 shares of which are issued and outstanding, (d) 2,250,000 shares of which have been designated Series D Preferred Stock, 2,213,781 shares of which are issued and outstanding and (e) 4,000,000 shares of which have been designated Series E Preferred Stock, none of which are issued and outstanding prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

                    (ii) Common Stock. 34,000,000 shares of Common Stock, of which 6,998,746 shares are issued and outstanding.

                    (iii) Except for (A) the conversion privileges of the Preferred Stock, (B) 25,640 shares of Series B Preferred Stock subject to an outstanding warrant to purchase such stock, (C) 20,000 shares of Series C Preferred Stock subject to an outstanding warrant to purchase such stock, (D) 20,000 shares of Series D Preferred Stock subject to an outstanding warrant to purchase such stock, (E) up to 533,333 shares of Series E Preferred Stock subject to the warrant attached hereto as Exhibit G to be issued to the Corporate Investor in connection with this Agreement, (F) options outstanding to purchase 1,448,597 shares of the Company's Common Stock under the Company's 1995 Stock Plan, (G) the right of first offer held by certain security holders set forth in Section 3 of the Rights Agreement (as defined below) and in



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Section 6 of this Agreement, (H) the right of first refusal of the Company set forth in Article XII of the Company's Bylaws, and (I) the Company's right to repurchase shares of Common Stock held by certain employees, consultants and directors of the Company upon the termination of their relationship as an employee, consultant or director of the Company, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Apart from the exceptions noted in this Section 2.2(iii) or in the Schedule of Exceptions, no shares (including the Stock) of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                    (iv) All issued and outstanding shares of the Company's Common Stock and Preferred Stock have been duly authorized, fully paid and are nonassessable and such shares of such capital stock and all options and other securities have been issued in compliance with all applicable federal and state securities laws including, without limitation, the anti-fraud provisions thereof.

                    (v) The Company has reserved 4,000,000 shares of its Common Stock for issuance upon conversion of the shares of Series E Preferred Stock and has reserved 5,553,200 shares of its Common Stock for issuance under the Company's 1995 Stock Plan.

                    (vi) Schedule 2.2 of the Schedule of Exceptions sets forth a complete listing of all outstanding stockholders as of the date hereof.

              2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

              2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the Fourth Amended and Restated Rights Agreement in the form attached hereto as Exhibit E (the "RIGHTS AGREEMENT" and together with the Agreement, the "AGREEMENTS", the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance, reservation of issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (the Stock and the Common Stock issuable upon conversion of the Stock or any securities issuable upon conversion of such securities are collectively referred to as the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditor's rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws. Except as noted in Section 2.2(iii) or in the Schedule of Exceptions, the Stock is not subject to any preemptive right or rights of first refusal.

              2.5 Valid Issuance of Securities. The Stock that is being issued to such Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of such Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Rights Agreement and applicable state and federal securities laws and will be issued in compliance with all applicable federal and state securities laws.

              2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware and (ii) such filings as may be required under applicable state and federal securities laws, which filings will be timely filed within the applicable periods therefor.

              2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company, its activities, properties or assets or, to the best knowledge of the Company, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company, that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

              2.8 Patents and Trademarks. To the best of the Company's knowledge, the Company has full title and ownership of, or license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, formulas, designs, know-how and processes (collectively the "PROPRIETARY ASSETS") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to Proprietary Assets of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

              2.9 Compliance with Other Instruments.

                    (a) The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                    (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

              2.10 Agreements; Action.

                    (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                    (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that (i) involve obligations (contingent or otherwise) of, or payments to, the Company in excess of, $50,000, (ii) involve the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or
(iii) are not terminable upon thirty (30) days notice.

                    (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) assumed or guaranteed any indebtedness with respect to which the Company may become directly or indirectly liable, (iv) made any loans or advances to any person, other than ordinary advances for travel expenses, or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                     (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                     (e) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation, partnership, association or other business entity or any individual regarding the merger of the Company with or into any such corporation, partnership, association or other business entity or any individual, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

              2.11 Disclosure. The Company has fully provided such Purchasers with all the information that such Purchasers have requested for deciding whether to acquire the Securities and all information which the Company believes is reasonably necessary to enable such Purchasers to make such decision. No representation or warranty of the Company contained in this Agreement, the Exhibits attached hereto or any certificate furnished or to be furnished to such Purchasers at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

              2.12 Rights of Registration and First Offer. Except as contemplated herein, or in the Agreements hereto, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

              2.13 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for such Purchasers.

              2.14 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, pledges, security interests, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest in such property and assets free of any liens, security interests, claims or encumbrances.

              2.15 Financial Statements. The Company has delivered to each Purchaser unaudited financial statements (balance sheet, and profit and loss statement) for the eleven-month period ended February 28, 1998 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles ("GAAP"). The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments, which are neither individually nor in the aggregate material. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 28, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

              2.16 Changes. Since February 28, 1998, there has not been:

                    (a) any change in the assets, liabilities, financial condition, or operating results or business of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse;

                    (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                    (c) any waiver or compromise by the Company of a valuable right or of a materially debt owed to it;

                    (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                    (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

                    (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                    (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                    (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officers;

                    (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                    (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                    (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                    (1) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                    (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, operating results, business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                    (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

              2.17 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

              2.18 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

              2.19 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

              2.20 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

              2.21 Proprietary Information and Inventions Agreements. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for such Purchasers. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for such Purchasers under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company is not aware that any of its employees, officers, founders, consultants or contractors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or are subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such employees, officers, consultants or contractors from assigning inventions to the Company as set forth in the Proprietary Information and Inventions Agreement.

              2.22 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, operating results or financial condition of the Company and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

              2.23 Tax Elections. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341 (f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which related solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

              2.24 Environmental Matters. During the period that the Company has owned or leased its properties and facilities, (a) to the Company's best knowledge, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities, (b) neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities.

For purposes of this Agreement, the terms "disposal", "release", and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et SEQ., as amended ("CERCLA"). For the purposes of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance", "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance", or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

              2.25 Interested Party Transactions. To the best knowledge of the Company, no officer or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT") of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company is a party or by which it may be bound or affected.

       3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

              3.1 Authorization. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

              3.2 Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement, such Purchaser hereby confirms, that the Stock (or Common Stock issuable upon conversion thereof) to be acquired by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock (or the Common Stock issuable upon conversion thereof). Such Purchaser represents that it has full power and authority to enter into this Agreement. Such Purchaser has not been formed for the specific purpose of acquiring the Stock (and the Common Stock issuable upon conversion thereof).

              3.3 Disclosure of Information. Such Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. Such Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material. Such Purchaser further understands that there can be no assurance that the Company will be able to achieve the results contained in any financial projections or other forward-looking information provided to the Purchaser.

              3.4 Restricted Securities. Such Purchaser understands that the Stock (and the Common Stock issuable upon conversion thereof) has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Such Purchaser understands that the Stock (and the Common Stock issuable upon conversion thereof) are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Stock (and the Common Stock issuable upon conversion thereof) may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser acknowledges that the Stock (and the Common Stock issuable upon conversion thereof) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

              3.5 No Public Market. Such Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Stock or the underlying Common Stock.

              3.6 Legends. Such Purchaser understands that the Stock (and the Common Stock issuable upon conversion thereof), and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                    (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR

SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                    (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

              3.7 Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

              3.8 Brokers or Finders. Such Purchaser has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Purchaser any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

              3.9 Foreign Investors. If the Purchaser is not a United States person, such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

       4. Conditions of the Purchasers' Obligations at each Closing.

              4.1 First Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived:

                    (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

                    (b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

                    (c) Compliance Certificate. The President of the Company shall deliver to such Purchasers at the First Closing a certificate, signed by the President and Chief Financial Officer of the Company, certifying that the conditions specified in Sections 4.1(a) and (b) have been fulfilled.

                    (d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to, and in performance of, this Agreement shall be obtained and effective as of the First Closing.

                    (e) Opinion of Company Counsel. Such Purchasers shall have received from Venture Law Group, counsel for the Company, an opinion, dated as of the First Closing, in substantially the form of Exhibit F.

                    (f) Board of Directors. As of the First Closing, the Board shall be comprised of Aki Fujimura, Penelope Herscher, Harvey C. Jones, Jr., F. Gibson Myers, Jr., Richard Newton, and Resve Saleh.

                    (g) Rights Agreement. The Company and each Purchaser shall have executed and delivered the Rights Agreement in substantially the form attached as Exhibit E.

                    (h) Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the First Closing Date, which shall continue to be in full force and effect as of the First Closing Date.

                    (i) Minimum Purchase. At the First Closing, the Purchasers (including the Corporate Investor) shall purchase Stock carrying an aggregate purchase price of not less than $7 million, of which the Corporate Investor shall purchase Stock carrying an aggregate purchase price of not less than $4 million.

                    (j) Warrant. The Company shall have issued the Series E Preferred Stock Warrant in the form attached hereto as Exhibit G to the Corporate Investor.

                    (k) Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

              4.2 Second and Third Closing. The obligations of the Corporate Investor to the Company under this Agreement with respect to the Second and Third Closings are subject to the fulfillment on the Second and Third Closings, respectively, of the following conditions, unless otherwise waived:

                    (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 and made on and as of the date of the First Closing shall remain true as of the date of the First Closing.

                    (b) Performance. The Company shall have performed and complied with, and shall not be in breach of any covenants, agreements, obligations and conditions contained in this Agreement and the Rights Agreement, including without limitation, the confidentiality provisions set forth in
Section 4 of the Rights Agreement, that are required to be performed or complied with in all material respects as of such Closing.

                    (c) Compliance Certificate. The President of the Company shall deliver to the Corporate Investor at each such Closing a certificate, signed by the President and Chief Executive Officer of the Company, certifying that the conditions specified in Sections 4.2(a) and (b) have been fulfilled.

       5. Conditions of the Company's Obligations at each Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

              5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

              5.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by each Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

              5.4 Minimum Purchase at First Closing. At, and as a condition to, the First Closing, the Purchasers shall purchase Stock carrying an aggregate purchase price of not less than $7 million, of which the Corporate Investor shall purchase Stock carrying an aggregate purchase price of not less than $4 million.

              5.5 Minimum Purchase at Second Closing. At, and as a condition to, the Second Closing, the Corporate Investor shall purchase Stock carrying an aggregate purchase price of no less than $2 million.

              5.6 Minimum Purchase at Third Closing. At, and as a condition to, the Third Closing, the Corporate Investor shall purchase Stock carrying an aggregate purchase price of no less than $1 million.

       6. Special Covenants

              6.1 Issuances of Additional Stock. The Company agrees that it shall not, without the prior written consent of the holders of a majority of the Company's outstanding shares of Series E Preferred Stock, issue to officers, directors and employees of, or consultants, advisors or other persons performing services for, the Company any shares of Common Stock (including shares of Common Stock deemed to have been issued pursuant to Article IV, Section B, subsection 3(c)(i)(E) of the Restated Certificate) such that the total number of shares issued to all such persons (net of shares reissued under a Company plan after the initial issuance and return of such shares to such Company plan, and excluding 4,337,200 shares issued prior to the Company's adoption of its 1995 Stock Plan and any shares reissued in respect thereof) exceeds 7,553,200 shares (each as adjusted to stock splits, stock dividends, recapitalizations, and the like) without consideration or for a consideration per share less than the Series E Conversion Price (as defined in the Restated Certificate) in effect immediately prior to such issuance, excluding any shares of Common Stock issued or issuable under subsections 3(c)(ii)(A), (C), (D) or (E) of Article IV, Section B of the Restated Certificate, or issued in respect of exercisable or convertible securities.

              6.2 Notice of Certain Corporate Transactions. In the event of a Corporate Transaction (as defined below), the Company shall give written notice (the "TRANSACTION NOTICE") to the Corporate Investor on the earlier of (i) a date at least ten (10) business days prior to entering into a binding agreement with respect to, or effecting the consummation of, a Corporate Transaction, or,
(ii) if applicable, a date no more than five (5) business days following the date on which the Company (A) enters into a non-binding letter of intent relating to a Corporate Transaction; (B) enters into an agreement with non-solicitation or no-shop provisions which preclude the Company from engaging in discussions with or soliciting a third-party with regard to a Corporate Transaction; or (C) has reached substantial agreement on the material terms of a Corporate Transaction with respect to price, form of consideration, structure of transaction, indemnification and escrow, containing a description of the Corporate Transaction in reasonable detail, including the names of the third parties involved in the Corporate Transaction, in order to provide the Corporate Investor an opportunity to make a competing bid. The Company shall allow reasonable access to its officers and directors to discuss with the Corporate Investor the proposed Corporate Transaction as soon as practicable, but in no event later than three (3) business days after the Transaction Notice is given. Within ten (10) business days after the Transaction Notice is given, the Corporate Investor may deliver a competing bid in writing to the Company. The Company shall give such competing bid due consideration consistent with the fiduciary obligations of its Board of Directors, and shall in good faith either approve or disapprove such competing bid before approving a Corporate Transaction, or entering into any agreement with respect to a Corporate Transaction, with any person or entity other than the Corporate Investor. During such ten (10) business day notice period, the Corporate Investor shall be entitled to conduct due diligence with the reasonable cooperation of the Company. If the Corporate Investor has not delivered such bid within ten (10) business days after the Transaction Notice is given, the Company shall be free to enter into a binding agreement with respect to a Corporate Transaction with such other person(s) or entity(ies) and subsequently consummate such Corporate Transaction, provided that such binding agreement is entered into within sixty
(60) days following termination of such ten (10) business day notice period. The Company shall not enter into a binding agreement with respect to, or effect the consummation of, a Corporate Transaction until expiration of the ten (10) business day notice period stated above, unless the Corporate Investor has waived its right to the Transaction Notice. "CORPORATE TRANSACTION" shall mean any of the following, whether accomplished through one or a series of related transactions: (i) the sale of all or substantially all of the assets of the Company, (ii) the acquisition of the Company by means of a merger, consolidation, share purchase or exchange, or other form of corporate reorganization or transaction in which the holders of the Company's outstanding voting securities immediately prior to such transaction own immediately after such transaction securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, or
(iii) a transaction or series of related transactions that would result in a greater than twenty-five percent (25%) change in ownership in the total outstanding number of shares of the Company's voting securities.

              6.3 Right of First Offer on First Public Offering. In an IPO, each holder of shares of Series E Preferred Stock shall be entitled to purchase that portion of the Common Stock to be issued in such offering such that the number of shares of Common Stock purchased by such holder in such offering constitutes one-fourth of the number of shares of Common Stock held by such holder immediately prior to the IPO (such shares of Common Stock to consist solely of shares of Common Stock issued of issuable upon conversion of all shares of Series E Preferred Stock held by such holder) (the "PROPORTIONATE SHARE"); provided, however, that the number of shares of Common Stock purchasable by all holders of Series E Preferred Stock in the IPO shall not in any event exceed 3% of the total number of shares to be sold in the IPO (with the Proportionate Share for each holder of Series E Preferred Stock to be reduced proportionately to the extent necessary to keep within such 3% limitation (the "ADJUSTED PROPORTIONATE SHARE")). In the event that a holder of Series E Preferred Stock does not elect to purchase his or its full Adjusted Proportionate Share, each holder of Series E Preferred Stock that has elected to purchase his or its full Adjusted Proportionate Share ("FULLY EXERCISING SERIES E HOLDER") shall be entitled to purchase up to the lesser of (i) all of the remaining shares, (ii) four times his or its Proportionate Share and (iii) a number of shares that when divided by the fully-diluted shares of Common Stock of the Company (including conversion and exercise of all convertible and exercisable securities) ("FULLY-DILUTED SHARES") after the IPO does not exceed the number of shares of Common Stock held by such holder (including conversion and exercise of all convertible and exercisable securities held by such holder) prior to the IPO divided by the Fully-Diluted Shares. In the event of an oversubscription of such remaining shares, such remaining shares shall be allocated among such Fully Exercising Series E Holders pro rata based on the number of shares of Series E Preferred Stock owned by the Fully Exercising Series E Holders. The price of securities which each holder becomes entitled to purchase pursuant to this paragraph shall be the same price at which such securities are proposed to be offered to the public. Each holder of shares of Series E Preferred Stock acknowledges that this Section 6.3 does not obligate such holder to purchase any shares in an IPO. Each such holder further acknowledges that any offer by the Company of shares of Common Stock pursuant to this Section 6.3 will be made pursuant to a prospectus in accordance with the Securities Act.

              6.4 Termination of Covenants. The covenants contained in this
Section 6 shall terminate and be of no further force or effect upon the earlier to occur of any of the following events: (i) the consummation of the sale of all or substantially all of the assets of the Company, or the acquisition of the Company by means of a merger, consolidation, share purchase or exchange, or other form of corporate reorganization or transaction in which the holders of the Company's outstanding voting securities immediately prior to such transaction own immediately after such transaction securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, (ii) the consummation by the Company of the initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (an "IPO"); (iii) with respect to Sections 6.1 and 6.2 only, at such time as the Corporate Investor holds less than 500,000 shares of the Company's Common Stock (as adjusted for stock splits, stock dividends, recapitalization and the like, and assuming the conversion or exercise of all securities convertible or exercisable for shares of Common Stock); (iv) with respect to Sections 6.1 and 6.2 only, the termination or expiration of the Software License and Technical Cooperation Agreement dated April 6, 1998 between the Company and the Corporate Investor; or (v) the fifth anniversary of the effective date of this Agreement.

       7. Miscellaneous.

              7.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and such Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing.

              7.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely within, such state.

              7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              7.6 Notices.

                    (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon
(i) such Purchasers to their respective addresses as set forth under their name on Exhibit A attached hereto, (ii) to the Company at 521 Almanor Avenue., Sunnyvale, California, 94086, (408) 617-6100 (telephone), (408) 774-0285
(telefax), Attention: President, with a copy to Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, 94025, Attention: Michael W. Hall.

                    (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                    (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given five (5) days after the airmailing, telexing or telecopying thereof.

              7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

              7.8 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the Addendum Agreement, the Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              7.9 Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

              7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              7.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

              7.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

              7.13 Corporate Securities Law. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

              7.14 Waiver of Right of First Offer. Each Purchaser, by the execution hereof, waives any Right of First Offer that it may have with respect to the sale and issuance of Stock contemplated by this Agreement pursuant to
Section 3.1 of that certain Third Amended and Restated Rights Agreement dated March 20, 1997, as amended on May 1, 1997, by and among the Company, certain of the Purchasers and certain other stockholders of the Company.

              7.15 WAIVER OF CONFLICTS. EXCEPT FOR THE CORPORATE INVESTOR, EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT VENTURE LAW GROUP, A PROFESSIONAL CORPORATION, COUNSEL FOR THE COMPANY, HAS IN THE PAST PERFORMED AND MAY CONTINUE TO PERFORM LEGAL SERVICES FOR CERTAIN OF THE PURCHASERS IN MATTERS UNRELATED TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT, INCLUDING THE REPRESENTATION OF SUCH PURCHASERS IN VENTURE CAPITAL FINANCINGS AND OTHER MATTERS. ACCORDINGLY, EXCEPT FOR THE CORPORATE INVESTOR, EACH PARTY TO THIS AGREEMENT HEREBY (1) ACKNOWLEDGES THAT THEY HAVE HAD AN OPPORTUNITY TO ASK FOR INFORMATION RELEVANT TO THIS DISCLOSURE; AND (2) GIVES ITS INFORMED CONSENT TO VENTURE LAW GROUP'S REPRESENTATION OF CERTAIN OF THE PURCHASERS IN SUCH UNRELATED MATTERS AND TO VENTURE LAW GROUP'S REPRESENTATION OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

              7.16. Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all agreements contemplated hereby.

              7.17. Aggregation of Stock. All shares of Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                            [Signature Page Follows]

       IN WITNESS WHEREOF, the parties have executed this Series E Preferred Stock Purchase Agreement as of the date first above written.



THE COMPANY:                           SIMPLEX SOLUTIONS, INC.

                                       By:  /s/ [SIGNATURE ILLEGIBLE]
                                            ------------------------------------
                                       Title: CEO & PRESIDENT
                                              ----------------------------------
                                                          (print)


PURCHASERS:                            INTEL CORPORATION



                                       By:
                                            ------------------------------------
                                       Name:
                                              ----------------------------------
                                                          (print)



                                       MAYFIELD VII
                                       A California Limited Partnership

                                       By: Mayfield VII Management Partners,
                                       A California Limited Partnership,
                                       its General Partner


                                       By:
                                            ------------------------------------
                                       Name:
                                              ----------------------------------
                                                          (print)

[SIGNATURE PAGE TO SIMPLEX SOLUTIONS, INC. SERIES E PREFERRED STOCK PURCHASE AGREEMENT]